Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports Second Quarter 2013 Results

CINCINNATI—(BUSINESS WIRE)—Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a public, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three and six months ended June 30, 2013.

“We are pleased to report the strong growth the company experienced in the second quarter of 2013 as we saw our MFFO increase by over 70 percent to $5.8 million compared to $3.4 million in the first quarter of 2013. In the first six months of 2013 we added 20 grocery-anchored shopping centers to our portfolio, thereby increasing the size of the cumulative square footage of the portfolio by 96 percent,” commented Jeffrey Edison, Co-Chairman of the Board and Chief Executive Officer of Phillips Edison-ARC Shopping Center REIT Inc.

Edison further added that, “We remain focused on the diversification of our portfolio as we continue to find great buying opportunities through our established team of acquisition experts working to execute on our robust acquisition pipeline in strong markets throughout the United States. In the first six months of the year, we added properties to our portfolio that are anchored by five grocery store chains and are located in three states that were not previously represented in the portfolio. Our portfolio at the end of the second quarter of 2013 contained 46 grocery-anchored shopping centers leased to 18 leading grocers and located in 18 states.”

Highlights from the three and six months ended June 30, 2013:

•      The Company acquired 20 grocery-anchored shopping centers totaling approximately 2.4 million square feet for an aggregate purchase price of $343.6 million in the first six months of 2013.

•      The Company generated Modified Funds from Operations (“MFFO”) of $5.8 million and $9.2 million, respectively, during the three and six months ended June 30, 2013 (see the reconciliation of net loss to MFFO below).

•      The Company paid monthly distributions totaling $4.7 million and $7.1 million, respectively, for the three and six months ended June 30, 2013.

•      As of June 30, 2013, the Company reported leased portfolio occupancy of 93.6 percent.

•      As of June 30, 2013, when including the $30 million of debt for which the interest rate has been fixed by an interest rate swap:

-          62.0 percent of the Company’s debt was fixed-rate debt;

-          The weighted average interest rate of all debt was 4.2 percent; and

-          The Company’s leverage ratio was 22.1 percent (calculated as total debt, less cash and cash equivalents, as a percentage of total real estate investments, at cost).

•      On June 3, 2013, Devin I. Murphy joined the Company as Chief Financial Officer, Treasurer and Secretary.

•      The Company issued 32.6 million and 41.3 million shares of common stock, respectively, including shares issued through the dividend reinvestment plan, generating gross proceeds of $322.8 million and $409.5 million, respectively, for the three and six months ended June 30, 2013.  The Company issued 55.1 million shares of common stock, including shares issued through the dividend reinvestment plan, generating gross proceeds of $545.2 million from inception through June 30, 2013.

Subsequent Events:

•      Subsequent to the end of the quarter, the Company acquired two grocery-anchored shopping centers totaling 300,638 square feet for an aggregate purchase price of $55.1 million.  The addition of these shopping centers increases the Company’s portfolio to interests in 48 shopping centers totaling 5.2 million square feet for an aggregate purchase price of $705.7 million (inclusive of contributions made by the Company’s joint venture partners).

•      Subsequent to the end of the quarter, from July 1, 2013 through July 31, 2013, the Company raised approximately $140.9 million through the issuance of 14.2 million shares of common stock.

•      Subsequent to the end of the quarter, the Company made net payments of $30.0 million on its secured credit facility.  As of August 8, 2013, there was no outstanding balance under this secured credit facility.

•      Subsequent to the end of the quarter, the Company made net payments of $61.8 million to the lenders under various revolving lines of credit.

PORTFOLIO UPDATE:

As of June 30, 2013, the Company owned fee simple interests in 46 real estate properties, 20 of which the Company owned through a joint venture with a group of international investors advised by CBRE Investors Global Multi-Managers.  All of the properties below were acquired from third parties unaffiliated with the Company, its advisor, or its sub-advisor (dollars in thousands):

							Average
					Contract	Rentable	Remaining
		Ownership		Date	Purchase	Square	Lease Term		%
Property Name	Location	Interest	Anchor	Acquired	Price(1)	Footage	in Years		Leased
Lakeside Plaza	Salem, VA	54%	Kroger	12/10/2010	$8,750	82,798	4.1	years	100.0%
Snow View Plaza	Parma, OH	54%	Giant Eagle	12/15/2010	12,300	100,460	6.0	years	97.0%
St. Charles Plaza	Haines City, FL	54%	Publix	6/10/2011	10,100	65,000	9.1	years	96.3%
Centerpoint	Easley, SC	54%	Publix	10/14/2011	6,850	72,287	8.7	years	96.7%
Southampton Village	Tyrone, GA	54%	Publix	10/14/2011	8,350	77,956	8.0	years	96.2%
Burwood Village Center	Glen Burnie, MD	54%	Food Lion	11/9/2011	16,600	105,834	5.9	years	100.0%
Cureton Town Center	Waxhaw, NC	54%	Harris Teeter	12/29/2011	13,950	84,357	9.4	years	100.0%
Tramway Crossing	Sanford, NC	54%	Food Lion	2/23/2012	5,500	62,382	2.9	years	95.9%
Westin Centre	Fayetteville, NC	54%	Food Lion	2/23/2012	6,050	66,890	2.5	years	95.8%
The Village at Glynn Place	Brunswick, GA	54%	Publix	4/27/2012	11,350	111,924	6.9	years	96.3%
Meadowthorpe Shopping Center	Lexington, KY	54%	Kroger	5/9/2012	8,550	87,384	3.1	years	97.4%
New Windsor Marketplace	Windsor, CO	54%	King Soopers(2)	5/9/2012	5,550	95,877	6.7	years	91.8%
Vine Street Square	Kissimmee, FL	54%	Walmart(3)	6/4/2012	13,650	120,699	5.9	years	96.9%
Northtowne Square	Gibsonia, PA	54%	Giant Eagle	6/19/2012	10,575	113,372	7.9	years	100.0%
Brentwood Commons	Bensenville, IL	54%	Dominick's(4)	7/5/2012	14,850	125,550	6.1	years	98.1%
Sidney Towne Center	Sidney, OH	54%	Kroger	8/2/2012	4,300	118,360	5.8	years	100.0%
Broadway Plaza	Tucson, AZ	54%	Sprouts	8/13/2012	12,675	83,612	4.8	years	95.9%
Richmond Plaza	Augusta, GA	54%	Kroger	8/30/2012	19,500	178,167	4.7	years	87.3%
Publix at Northridge	Sarasota, FL	54%	Publix	8/30/2012	11,500	65,320	8.8	years	92.0%
Baker Hill Center	Glen Ellyn, IL	100%	Dominick's(4)	9/6/2012	21,600	135,355	4.3	years	95.8%
New Prague Commons	New Prague, MN	54%	Coborn's	10/12/2012	10,150	59,948	7.9	years	100.0%
Brook Park Plaza	Brook Park, OH	100%	Giant Eagle	10/23/2012	10,140	157,459	5.6	years	87.8%
Heron Creek Towne Center	North Port, FL	100%	Publix	12/17/2012	8,650	64,664	5.9	years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	100%	Vons(4)	12/26/2012	20,970	110,306	3.6	years	98.1%
Hilfiker Square	Salem, OR	100%	Trader Joe's	12/28/2012	8,000	38,558	7.8	years	100.0%
Village One Plaza	Modesto, CA	100%	Raley's	12/28/2012	26,500	105,658	13.7	years	90.3%
Butler Creek	Acworth, GA	100%	Kroger	1/15/2013	10,650	95,597	3.9	years	91.3%
Fairview Oaks	Ellenwood, GA	100%	Kroger	1/15/2013	9,300	77,052	3.2	years	95.7%
Grassland Crossing	Alpharetta, GA	100%	Kroger	1/15/2013	9,700	90,906	6.0	years	94.2%
Hamilton Ridge	Buford, GA	100%	Kroger	1/15/2013	11,800	90,996	6.5	years	85.9%
Mableton Crossing	Mableton, GA	100%	Kroger	1/15/2013	11,500	86,819	3.4	years	98.6%
The Shops at Westridge	McDonough, GA	100%	Publix	1/15/2013	7,550	66,297	9.8	years	74.7%
Fairlawn Town Centre	Fairlawn, OH	100%	Giant Eagle	1/30/2013	42,200	347,255	6.3	years	96.4%
Macland Pointe	Marietta, GA	100%	Publix	2/13/2013	9,150	79,699	3.3	years	92.9%
Kleinwood Center	Spring, TX	100%	H-E-B	3/21/2013	32,535	148,963	7.5	years	92.1%
Murray Landing	Irmo, SC	100%	Publix	3/21/2013	9,920	64,359	7.0	years	100.0%
Vineyard Center	Tallahassee, FL	100%	Publix	3/21/2013	6,760	62,821	8.3	years	84.7%
Lutz Lake Station	Lutz, FL	100%	Publix	4/4/2013	9,800	64,986	6.6	years	94.1%
Publix at Seven Hills	Spring Hill, FL	100%	Publix	4/4/2013	8,500	72,590	2.8	years	90.6%
Hartville Centre	Hartville, OH	100%	Giant Eagle	4/23/2013	7,300	108,412	6.1	years	76.7%
Sunset Center	Corvallis, OR	100%	Safeway	5/31/2013	24,900	164,797	5.3	years	93.8%
Savage Town Square	Savage, MN	100%	Cub Foods	6/19/2013	14,903	87,181	7.8	years	100.0%
Northcross	Austin, TX	100%	Walmart(3)	6/24/2013	61,500	280,243	15.0	years	95.1%
Glenwood Crossing	Kenosha, WI	100%	Pick 'n Save	6/27/2013	12,822	87,504	13.9	years	97.5%
Pavilions at San Mateo	Albuquerque, NM	100%	Walmart(3)	6/27/2013	28,350	151,451	9.6	years	86.2%
Shiloh Square	Kennesaw, GA	100%	Kroger	6/27/2013	14,500	139,720	3.5	years	80.5%

(1)					The contract purchase price excludes closing costs and acquisition costs.
(2)					King Soopers is an affiliate of Kroger.
(3)					The anchor tenants of Vine Street Square and Pavilions at San Mateo are Walmart Neighborhood Markets. The anchor tenant of
Northcross is a Walmart Supercenter.
(4)					Dominick's and Vons are affiliates of Safeway, Inc.

The terms and expirations of our operating leases vary.  The leases frequently contain provisions for the extension of the lease agreement and other terms and conditions as negotiated.  We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.  The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 10 years as of June 30, 2013.

FINANCIAL UPDATE:

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, we believe it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions which can change over time.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist of, but is not limited to, necessity-based neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies.

An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying or book value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset.  Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses both FFO adjusted for acquisition expenses and modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO.  In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:

(1)     straight-line rent amounts, both income and expense;

(2)     amortization of above- or below-market intangible lease assets and liabilities;

(3)     amortization of discounts and premiums on debt investments;

(4)     gains or losses from the early extinguishment of debt;

(5)     gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of the Company’s operations;

(6)     gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(7)     gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(8)     gains or losses related to contingent purchase price adjustments; and

(9)     adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. The Company has funded, and intends to continue to fund, both of these acquisition-related costs from the offering proceeds and generally not from operations. However, if the offering proceeds are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs.  The Company believes by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company’s properties. Acquisition fees and expenses include those paid to the advisor, the sub-advisor or third parties.

As explained below, management’s evaluation of the Company’s operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to the Company. Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at our MFFO definition.

•      Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•      Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•      Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

•      Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing FFO adjusted for acquisition expenses and MFFO, the Company believes it is presenting useful information that also assists investors and analysts to better assess the sustainability (that is, the capacity to continue to be maintained) of its operating performance after its offering and acquisition stages are completed. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. FFO adjusted for acquisition expenses and MFFO are useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired.  All paid and accrued acquisition costs negatively impact operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties the Company acquires. Therefore, MFFO may not be an accurate indicator of the Company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the Company. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan to generate operational income and cash flows in order to make distributions to investors. In the event that the Company is unable to raise any additional proceeds from the sale of shares in its offerings, the Company may still be obligated to pay acquisition fees and reimburse acquisition expenses to its advisor and sub-advisor and the advisor and sub-advisor will be under no obligation to reimburse these payments back to the Company.  As a result, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect the Company’s book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income in calculating the cash flows provided by operating activities.  Each of these items is considered an important overall operational factor that affects the Company’s long-term operational profitability.  These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.  While the Company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company’s operations, management believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss), or income (loss) from continuing operations under GAAP, or as an indication of the Company’s liquidity, nor is any of these measures indicative of funds available to fund the Company’s cash needs, including its ability to fund distributions. In particular, as the Company is currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Additionally, FFO adjusted for acquisition expenses, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. FFO, FFO adjusted for acquisition expenses, and MFFO should not be viewed as more prominent measures of performance than the Company’s net income or cash flows from operations prepared in accordance with GAAP.  The Company’s FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO adjusted for acquisition expenses or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry, and the Company may have to adjust its calculation and characterization of FFO, FFO adjusted for acquisition expenses or MFFO.

The following section presents the Company’s calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to its operations (in thousands, except per share amounts). As a result of the timing of the commencement of the Company’s initial public offering and its active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the periods presented. The Company expects revenues and expenses to increase in future periods as it raises additional offering proceeds and uses them to acquire additional investments.

FUNDS FROM OPERATIONS, FUNDS FROM OPERATIONS ADJUSTED FOR ACQUISITION EXPENSES, AND
MODIFIED FUNDS FROM OPERATIONS
FOR THE PERIODS ENDED JUNE 30, 2013 AND 2012
(Unaudited)
(In thousands, except share and per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Calculation of Funds from Operations
Net loss attributable to Company stockholders	$(1,993)	$(805)	$(4,841)	$(1,063)
Add:
Depreciation and amortization of real estate assets	6,321	1,528	11,555	2,572
Amortization of tenant improvement allowances	1	-	1	-
Less:
Noncontrolling interest	(1,323)	(703)	(2,634)	(1,183)
Funds from operations	$3,006	$20	$4,081	$326

Calculation of FFO Adjusted for Acquisition Expenses
Funds from operations	$3,006	$20	$4,081	$326
Add:
Acquisition expenses	3,152	1,041	5,666	1,319
Less:
Noncontrolling interest	-	(321)	-	(444)
FFO adjusted for acquisition expenses	$6,158	$740	$9,747	$1,201

Calculation of Modified Funds from Operations
FFO adjusted for acquisition expenses	$6,158	$740	$9,747	$1,201
Add:
Net amortization of above- and below-market leases	187	121	338	275
Less:
Straight-line rental income	(266)	(66)	(548)	(122)
Amortization of market debt adjustment	(295)	(13)	(459)	(13)
Change in fair value of derivative	(10)	-	(10)	-
Noncontrolling interest	47	(15)	115	(60)
Modified funds from operations	$5,821	$767	$9,183	$1,281

To view complete details of the Company’s performance for the three and six months ended June 30, 2013, and to find more information about the Company’s MFFO, please refer to the Company’s Quarterly Report on Form 10-Q as filed on August 8, 2013.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison-ARC Shopping Center REIT, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of solid national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States.  The REIT is co-sponsored by two industry leaders:  Phillips Edison & Company, which has acquired over $1.8 billion in shopping centers throughout the United States, and AR Capital, a real estate investment program sponsor dedicated to governance best practices.  As of August 5, 2013, Phillips Edison-ARC owned, directly or indirectly through a joint venture in which it has a controlling interest, an institutional quality retail portfolio consisting of 48 grocery-anchored shopping centers totaling 5.2 million square feet.   For more information on the company, please visit the website at www.phillipsedison-arc.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect,” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Tony DeFazio, 484-342-3600                                                           Jennifer Weingartner, Director of Investor Relations, 513-619-5058

DDCworks                                                                                         Phillips Edison – ARC Shopping Center REIT Inc.

tdefazio@ddcworks.com                                                                 jweingartner@phillipsedison.com